UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

______________

TREATY ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

______________

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

310 North Willis, Suite 212
Abilene, Texas		79603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (325) 676-0099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 30, 2009, Treaty Energy Corporation (the “Company” or “Treaty”) entered into an asset purchase agreement to acquire the Vago #1 oil and gas lease in Taylor County, Texas from HighGround of Texas, LLC.  The closing for this purchase is set for August 10, 2009.

The asset purchase agreement provides that the price for the assets is $175,000, which is to be paid by issuing HiGround 7,000,000 shares of Treaty common stock (an implied valuation of $0.025 per share).

The Vago project property is a 212 acre site that lies within an older natural gas storage unit. It includes two productive well bores. The first well bore will require a fishing job to remove certain equipment that was dropped in the well prior to being returned to production.  The second well bore will require a pump change to restore production.

Item  9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of properties acquired

The financial statements of the businesses acquired will be filed at a later date pursuant to Item 9.01, subpart (a)(4) of Form 8-K.

(b)

Pro forma financial information

The pro forma financial information will be filed at a later date pursuant to Item 9.01, subpart (a)(4) of Form 8-K.

(c)

Shell company transaction

Not Applicable

(d)

Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement between Treaty Energy Corporation and HiGround of Texas, LLC.

99.1	Copy of press release dated July 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: August 3, 2009	By:	/s/ RANDALL NEWTON
Randall Newton
Chief Executive Officer

3